UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2023

METROPOLITAN LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

000-55029	13-5581829
(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, NY	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

(212) 578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 25, 2023, Metropolitan Life Insurance Company, a New York-domiciled insurance company (the “Company”), and Metropolitan Tower Life Insurance Company, a Nebraska-domiciled insurance company (“MTL” and, together with the Company, the “Ceding Companies”), entered into a Master Transaction Agreement (the “Master Agreement”) with Commonwealth Annuity and Life Insurance Company, a Massachusetts-domiciled corporation (“CwA”), and First Allmerica Financial Life Insurance Company, a Massachusetts-domiciled insurance company (“FAFLIC” and, together with CwA, the “Reinsurers”), pursuant to which, among other things, at the closing of the transactions contemplated thereby, (i) the Company and FAFLIC will enter into a coinsurance and modified coinsurance agreement (the “MLIC Reinsurance Agreement”) and (ii) MTL and CwA will enter into a coinsurance and modified coinsurance agreement (the “MTL Reinsurance Agreement” and, together with the MLIC Reinsurance Agreement, the “Reinsurance Agreements”), pursuant to which, upon the terms and subject to the conditions set forth therein, the applicable Ceding Company will cede to the applicable Reinsurer, and the applicable Reinsurer will reinsure, on a combined coinsurance and modified coinsurance basis, (x) solely in the case of the Company, 25% of the reinsured liabilities (as described in the Master Agreement) with respect to certain retail universal life insurance policies with secondary guarantees described therein, the remaining portion of which are reinsured to MetLife Reinsurance Company of Vermont, and (y) in the case of both the Company and MTL, 100% of the reinsured liabilities with respect to other retail universal life, universal life with supplemental guarantees and variable universal life insurance policies and retail fixed deferred annuities and fixed and variable immediate annuity contracts described therein (the “Reinsured Contracts”).

In connection therewith, at the closing of such transactions, the Company and FAFLIC will enter into a trust agreement with U.S. Bank National Association (the “Trustee”) (the “MLIC Trust Agreement”) and MTL and CwA will enter into a trust agreement with the Trustee (the “MTL Trust Agreement” and, together with the MLIC Trust Agreement, the “Trust Agreements”), pursuant to which, upon the terms and subject to the conditions set forth therein, the applicable Reinsurer will establish with the Trustee a trust account for the benefit of such applicable Ceding Company to collateralize its obligations under the applicable Reinsurance Agreement (each a “Trust Account” and, together, the “Trust Accounts”), and assets supporting the general account liabilities relating to the applicable Reinsured Contracts will be deposited into the applicable Trust Account. Each Ceding Company will reinsure the separate accounts relating to the Reinsured Contracts on a modified coinsurance basis. CwA will provide a guarantee of FAFLIC’s payment obligations to the Company and trust funding obligations under the MLIC Reinsurance Agreement. In addition, the investment of assets in the Trust Accounts will be subject to investment guidelines and certain capital adequacy related triggers will require enhanced funding. The Reinsurance Agreements will also contain additional counterparty risk management and mitigation provisions.

In consideration of the Company and MTL entering into the applicable Reinsurance Agreement and the transactions contemplated thereby, the Company and MTL will each receive an aggregate ceding commission of $1,770 million, in the case of the Company, and $480 million, in the case of MTL, in each case subject to adjustments as contemplated by the Master Agreement, based primarily on changes in the equity markets between a valuation date and the closing of the transactions.

Under the terms of the Master Agreement, at the closing of the transactions, MetLife Investment Management, LLC, an affiliate of the Company (“MIM”), will enter into an investment advisory agreement with each of CwA and FAFLIC, pursuant to which MIM will be the preferred investment manager for approximately 40% of the general account assets to be transferred to the Trust Accounts upon closing for a minimum of five years, subject to certain provisions and exceptions. The Company and MTL or their affiliates will each continue to administer the applicable Reinsured Contracts.

The Master Agreement contains customary representations and warranties as well as covenants by each of the parties. The representations and warranties in the Master Agreement are the product of negotiation among the parties to the Master Agreement and are for the sole benefit of such parties. Any inaccuracies of such representations and warranties are subject to waiver by such parties in accordance with the Master Agreement without notice or liability to any other person. In some instances, the representations and warranties in the Master Agreement may represent an allocation among the parties of risk associated with particular matters, and the assertions embodied in those representations and warranties are qualified by information disclosed by one party to the other in connection with the execution of the Master Agreement. Consequently, persons other than the parties to the Master Agreement may not rely upon the representations and warranties in the Master Agreement as characterizations of actual facts or circumstances as of the date of the Master Agreement or as of any other date. Each of the Ceding Companies and Reinsurers has agreed to indemnify the relevant other party and its respective affiliates with respect to certain losses arising out of or resulting from breaches of its representations, warranties and covenants, as well as for certain other matters.

The transactions are expected to close in the second half of 2023. The consummation of the closing under the Master Agreement is subject to the satisfaction or waiver of customary closing conditions specified in the Master Agreement, including, among other things, (i) the receipt of required regulatory approvals, without imposing a burdensome condition, and (ii) absence of a material adverse effect on the Reinsurers (in the case of the Ceding Companies) or on the business of the Reinsured Contracts (in the case of the Reinsurers), subject to certain exceptions and qualifications.

Note Regarding Forward-Looking Statements

As used in this Form 8-K, “MLIC,” the “Company,” “we,” “our” and “us” refer to Metropolitan Life Insurance Company.

This Current Report on Form 8-K may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, future sales efforts, future expenses, the outcome of contingencies such as legal proceedings, and future trends in operations and financial results.

Many factors determine Company results, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. We do not guarantee any future performance. Our results could differ materially from those we express or imply in forward-looking statements. The risks, uncertainties and other factors, including those relating to the COVID-19 pandemic, identified in Metropolitan Life Insurance Company’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)

economic condition difficulties, including risks relating to public health, interest rates, credit spreads, equity, real estate, obligors and counterparties, government default, derivatives, and climate change;

(2)	global capital and credit market adversity;

(3)	credit facility inaccessibility;

(4)	financial strength or credit ratings downgrades;

(5)

unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;

(6)	statutory life insurance reserve financing costs or limited market capacity;

(7)	legal, regulatory, and supervisory and enforcement policy changes;

(8)	changes in tax rates, tax laws or interpretations;

(9)	litigation and regulatory investigations;

(10)	London Interbank Offered Rate discontinuation and transition to alternative reference rates;

(11)	unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;

(12)	investment defaults, downgrades, or volatility;

(13)	investment sales or lending difficulties;

(14)	collateral or derivative-related payments;

(15)	investment valuations, allowances, or impairments changes;

(16)	claims or other results that differ from our estimates, assumptions, or models;

(17)	business competition;

(18)	catastrophes;

(19)	climate changes or responses to it;

(20)	deficiencies in our closed block;

(21)	impairment of value of business acquired, value of distribution agreements acquired or value of customer relationships acquired;

(22)	product guarantee volatility, costs, and counterparty risks;

(23)	risk management failures;

(24)	insufficient protection from operational risks;

(25)	failure to protect confidentiality and integrity of data or other cybersecurity or disaster recovery failures;

(26)	accounting standards changes;

(27)	excessive risk-taking; and

(28)	marketing and distribution difficulties.

Metropolitan Life Insurance Company does not undertake any obligation to publicly correct or update any forward-looking statement if Metropolitan Life Insurance Company later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures Metropolitan Life Insurance Company makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Timothy J. Ring
Name:	Timothy J. Ring
Title:	Senior Vice President and Secretary

Date: May 25, 2023

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